Exhibit 107

Calculation of Filing Fee Tables

FORM F-10

(Form Type)

POET TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Common Shares	Rule 457(o)	(1)	(1)	(1)
Fees to be paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)
Fees to be paid	Other	Convertible Securities	Rule 457(o)	(1)	(1)	(1)
Fees to be paid	Other	Subscription Receipts	Rule 457(o)	(1)	(1)	(1)
Fees to be paid	Other	Warrants	Rule 457(o)	(1)	(1)	(1)
Fees to be paid	Other	Units	Rule 457(o)	(1)	(1)	(1)
Fees to be Paid	Unallocated (Universal) Shelf	-	Rule 457(o)	$250,000,000	(1)	$250,000,000	$0.00014760	$36,900.00
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$250,000,000		$36,900.00
	Total Fees Previously Paid							$7,756.91
	Total Fee Offsets							$28,820.17
	Net Fee Due							$322.91

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	POET Technologies Inc.	F-3	333-273853	August 9, 2023		$28,820.17	Unallocated (Universal Shelf)			$138,698,392.87
Fee Offset Sources	POET Technologies Inc.	F-3	333-273853		August 9, 2023						(2)
Fee Offset Sources	POET Technologies Inc.	F-10	333-255631		April 30, 2021						(2)

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, convertible securities, subscription receipts and warrants of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate offering price not to exceed $250,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	The Registrant previously paid (a) a registration fee of $32,730 with respect to the registration statement on Form F-10 (File No. 333-255631) initially filed by the Registrant on April 30, 2021, which was amended and declared effective on July 8, 2021 (the “2021 Registration Statement”), pertaining to the registration of an indeterminant number of securities in an aggregate principal amount of up to $300,000,000 ($298,953,354.68 of which remained unsold), $32,615.81 of which fee remained unutilized and $16,530 of which fee was used to offset the total filing fee of the Prior Registration Statement (as defined below) and $13,535.61 of which fee remains available to offset future registration fees pursuant to Rule 457(p) under the Securities Act, and (b) a registration fee of $16,530 with respect to the registration statement on Form F-3 (File No. 333-273853) initially filed by the Registrant on August 9, 2023 and declared effective on August 18, 2023 (the “Prior Registration Statement”), pertaining to the registration of an indeterminant number of securities in an aggregate principal amount of up to $150,000,000 ($138,698,392.87 of which remains unsold), $15,284.56 of which remains unutilized and available to offset future registration fees pursuant to Rule 457(p) under the Securities Act. Pursuant to Rule 457(o) of the Securities Act, the Registrant is registering an additional $161,301,607.13 in aggregate offering amount of an indeterminate number of securities of the Registrant. Accordingly, as the total filing fee required for this Registration Statement is $36,900, taking into consideration the available offset of $28,820.17 from the 2021 Registration Statement and the Prior Registration Statement, a registration fee of $8,079.83 is payable in connection with this Registration Statement, $7,756.91 of which registration fee was previously paid on June 28, 2024. To the extent that, after the date hereof and prior to the effectiveness of this Registration Statement, any securities are sold pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of such securities from the Prior Registration Statement to be included on this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the effectiveness of this Registration Statement.